

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of September 30, 1999 and the related Statement of Consolidated Operations,
Retained Earnings and Cash Flows for the nine months ended September 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   13,615,698
<OTHER-PROPERTY-AND-INVEST>                  2,692,943
<TOTAL-CURRENT-ASSETS>                       3,202,980
<TOTAL-DEFERRED-CHARGES>                             0<F4>
<OTHER-ASSETS>                               4,586,683
<TOTAL-ASSETS>                              24,098,304
<COMMON>                                     4,958,853
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            347,402
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,296,088<F2>
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                      1,829<F3>
<LONG-TERM-DEBT-NET>                         7,195,732<F4>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                1,064,841
<PREFERRED-STOCK-CURRENT>                       69,475<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    213,736
<LEASES-CURRENT>                               158,290
<OTHER-ITEMS-CAPITAL-AND-LIAB>              10,098,313<F5>
<TOT-CAPITALIZATION-AND-LIAB>               24,098,304
<GROSS-OPERATING-REVENUE>                    5,307,972
<INCOME-TAX-EXPENSE>                           286,250<F6>
<OTHER-OPERATING-EXPENSES>                   4,111,121
<TOTAL-OPERATING-EXPENSES>                   4,395,323
<OPERATING-INCOME-LOSS>                        912,649
<OTHER-INCOME-NET>                            (15,679)<F6><F7><F8>
<INCOME-BEFORE-INTEREST-EXPEN>                 894,922
<TOTAL-INTEREST-EXPENSE>                       426,135
<NET-INCOME>                                   468,787
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  468,787
<COMMON-STOCK-DIVIDENDS>                       260,760
<TOTAL-INTEREST-ON-BONDS>                            0<F9>
<CASH-FLOW-OPERATIONS>                       1,320,463
<EPS-BASIC>                                       2.16
<EPS-DILUTED>                                     2.15

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> Includes deductions of $72 thousand for preference stock expense of ComEd and $10,095 thousand for treasury stock.
<F3> Preferred and preference stocks of ComEd.
<F4> $3,846,937 thousand of notes, guaranteed senior notes and transitional trust notes are included in LONG-TERM-DEBT-NET.
<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.
<F6> Income tax expense of $2,048 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F7> A $20,170 thousand provision for preferred and preference stock dividends of ComEd and $22,283 thousand provision for preferred securities dividends of subsidiary trusts holding solely ComEd's subordinated debt securities are included in OTHER-INCOME-NET.
<F8> Includes an extraordinary loss of $27,579 thousand related to the early redemption of long-term debt during the first nine months of 1999.
<F9> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

